UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 21, 2009

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Appliance Sales and Recycling Agreement

On October 21, 2009, Appliance Recycling Centers of America, Inc. (the “Company”) entered into an Appliance Sales and Recycling Agreement (the “Agreement”) with General Electric Company (“GE”) acting through its GE Consumer & Industrial business.  Under the Agreement, GE will sell all of its recyclable appliances generated in the northeastern United States to the Company, and the Company will collect, process and recycle such recyclable appliances.  The Agreement requires that the Company will only recycle, and will not sell for re-use or resale the recyclable appliances purchased from GE.  The Company will establish a regional processing center (RPC) located in the northeastern United States at which the recyclable appliances will be processed.

The term of the Agreement is for a period of six years from the first date of collection of recyclable appliances from GE’s northeast delivery area (the “Initial Term”).  The Company expects that the first date of collection will be in late January, 2010.  The Agreement may be renewed for up to three additional one year terms (the “Renewal Terms”), each at GE’s sole option.

In conjunction with the Agreement, on October 21, 2009, the Company has issued to GE a warrant to purchase from the Company 248,189 shares of common stock at a price of $0.75 per share.  The warrant is exercisable in full at any time during a term of ten years.  The exercise price may be reduced and the number of shares of common stock that may be purchased under the warrant may be increased if the Company issues or sells additional shares of common stock at a price lower than the then-current warrant exercise price or the then-current market price of the common stock.  The warrant was issued pursuant to exemption from registration under Section 4(2) of the Securities Act.

Joint Venture Agreement

In connection with the Agreement with GE described above, the Company has entered into a Joint Venture Agreement with 4301 Operations, LLC, to establish and operate the northeastern RPC.  4301 Operations has substantial experience in the recycling of major household appliances and will contribute their existing business to the joint venture.  Under the Joint Venture Agreement, the parties will form a new entity to be known as ARCA Advanced Processing, LLC (“AAP”), which will be owned 50% by the Company and 50% by 4301 Operations.    Each party will be entitled to 50% of the net profits of AAP.  If additional RPCs are established, AAP will establish the next two RPCs and will have a right of first refusal to establish subsequent RPCs.  The Company plans to raise debt and equity financing to fund the joint venture.

The Company anticipates that the RPC will commence operations in late 2009, and that UNTHA Recycling Technology (“URT”) Equipment will be installed by the end of 2010, enhancing the capabilities of the RPC.  The Company is the exclusive distributor of URT Equipment for North America.

Item 3.02: Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: October 26, 2009	/s/ Peter P. Hausback
Peter P. Hausback
Executive Vice President & Chief Financial Officer